EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Ruanyun Edai Technology Inc. of our report dated July 31, 2025 relating to the financial statements for the years ended March 31, 2025 and 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ AUDIT ALLIANCE LLP

Singapore

June 22, 2026

PCAOB ID #3487